EXHIBIT 10.10
                            TAKE TO AUCTION.COM, INC.
                             1999 STOCK OPTION PLAN
                      NON-STATUTORY STOCK OPTION AGREEMENT
                            -------------------------


         This agreement ("Agreement") by and between Take To Auction.Com, Inc., a Florida corporation (the "Company"), and _____________ (the "Optionee") currently residing at _____________________________, is entered into as of this ___ day of ______________, ______ (the "Grant Date"). Under this Agreement, the Company grants an option (the "Option") to the Optionee to purchase a total of ___________________________ (_______) shares (the "Shares") of Common Stock, par value $.001 per share of the Company (the "Common Stock") at the exercise price determined as provided herein, pursuant to the Take To Auction.Com, Inc. 1999 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The Optionee hereby acknowledges receipt of the Plan and agrees to be bound by all of the terms and conditions thereof. Capitalized terms used but not otherwise defined herein shall have the same meanings as provided in the Plan.

         1. Nature of the Option. This Option is a Non-Statutory Stock Option and is not intended to constitute an "incentive stock option" as that term is used in Code Section 422.

         2. Exercise Schedule. Except as otherwise provided herein or in the Plan, this Option shall be exercisable in accordance with Section 6 in whole or in part and cumulatively according to the following schedule:

                  (a) _____________ shares of Common Stock shall vest one year after the signing of this Agreement.

                  (b) _____________ shares of Common Stock shall vest two years after the signing of this Agreement.

                  (c) _____________ shares of Common Stock shall vest three years after the signing of this Agreement.

provided, however, that in no event shall the Option be exercisable after the expiration of 7 years from the Grant Date. Notwithstanding any other provision herein, each increment of this Option set forth in the schedule above shall vest and become exercisable by the Optionee if and only if the Optionee is in the employ of the Company on the relevant date or dates indicated above.

         3. Change of Control; Acceleration of Vesting. In the event of a Change of Control this Option may, at the sole discretion of the Committee: (a) become immediately vested and exercisable in full; or (b) be converted into an option or similar equity security of the surviving or successor company having, as similar as possible or better, the rights, value, terms and characteristics of this Option, or (c) terminate immediately prior to the consummation of such proposed action; provided, that if the Option is then exercisable, the Optionee shall have received written notice within a reasonable time prior to the consummation of such action advising the Optionee of (i) any of the foregoing and (ii) that the Optionee has the opportunity to exercise his Option during such period. The Committee may, in the exercise of its sole discretion, in such instances declare that this Option shall terminate as of a date fixed by the Board and give the Optionee the right to exercise his or her Option.

         4. Exercise Price. The exercise price of the Shares subject to this Option is $___ for each Share.

         5. Termination of Option Period.

                  (a) The unexercised portion of this Option shall automatically and without notice terminate and become unexercisable at the time of the earliest to occur of the following:

                           (i) one year after the date on which the Optionee's
employment or service with the Company or a Subsidiary is terminated for any reason, including, but not limited to a Disability, other than by reason of (A) Cause, (B) voluntary termination of employment by the Optionee, or (C) the Optionee's death;

                           (ii) immediately upon the termination by the Company
or any Subsidiary of the Optionee's employment or service for Cause;

                           (iii) ninety days after the voluntary termination of
employment or service with the Company or any Subsidiary by the Optionee;

                           (iv) one year after the date of the Optionee's death;
provided, that if the Optionee shall die after terminating employment or service by reason of Disability, the unexercised portion of any Option may be exercisable only until the later to occur of one year following the Optionee's termination of employment or service, or one month following the Optionee's death.

                  (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice") to the Optionee, cancel, effective upon the date of the consummation of any Change of Control, any Option that remains unexercised on such date. Such cancellation notice shall be given within a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

                  (c) Upon termination of an Option pursuant to the foregoing provisions of this Section 5, any Option (or portion thereof) not previously exercised pursuant to Section 7 hereof shall be canceled.

         6.       Transferability of Options.

                  (a) This Option is not subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or by the laws of descent and distribution and any attempt to make such a prohibited transfer shall be void. Notwithstanding, the Committee hereby permits the Optionee to transfer this Non Statutory Stock Option to a family member or trust for the benefit of a family member, provided such transfer does not violate the requirements of Rule 16-3. The Option shall be exercisable during the Optionee's


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

lifetime only by the Optionee or, in the event this Non Statutory Stock Option has been assigned or otherwise transferred, only by such assignee.

                  (b) Provided the transaction does not violate the requirements of Rule 16b-3, no Shares acquired by an Officer or Director, as these terms are defined under Rule 16b-3, pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the Grant Date.

         7.       Exercise of Options.

                  (a) The Optionee shall exercise the Option in whole or in part by filing a written notice in the form of an "Exercise Letter" (attached hereto as Exhibit 1) with the Secretary of the Company at its corporate headquarters. The Exercise Letter shall specify the number of Shares that the Optionee elects to purchase, and shall be accompanied by payment of the exercise price for such Shares as indicated in the Exercise Letter.

                  (b) The exercise price of the Option may be paid in cash, by certified or official bank check, by personal check (with the approval of the Committee), by money order, with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, by authorization for the Company to withhold Shares issuable upon exercise of the Option, by arrangement with a broker that is acceptable to the Committee where payment of the exercise price is made pursuant to an irrevocable direction to the broker to deliver all or a part of the proceeds from the sale of the Option Shares to the Company in payment of the exercise price or by a combination of the above, or by promissory note. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Exercise Letter is filed with the Company.

                  (c) The Optionee shall not be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to the Optionee under the terms of this Option and the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Until the issuance of the stock certificate evidencing the shares as to which an Option has been exercised, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares of Common Stock subject to an Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, notwithstanding the exercise of such Option, except as expressly provided in
Section 10 hereof.

         8. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable Federal and State laws pertaining to the issuance of securities. If the Company reaches such a determination, it shall use all reasonable efforts to obtain compliance to such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company. As a condition to the exercise of this Option, the Company may require the Optionee


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

to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         9. Death of Optionee. Upon the death of Optionee this Option may be exercised by the executor or administrator of the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death and only for such period of time as shall be permitted pursuant to Section 5(a) hereof, and subject to all of the restrictions contained in this Agreement and the Plan.

         10.      Adjustment of Shares.

                  (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the aggregate number of Shares which have been authorized for issuance hereunder, as well as the exercise price per share of Common Stock covered by this Option, shall be appropriately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock dividend or through any recapitalization, reclassification, stock split-up, combination or exchange of Common Stock (other than any such exchange or issuance of Common Stock through which Common Stock is issued to effect an acquisition of another business or entity or the Company's purchase of Common Stock to exercise a "call" purchase option). Such adjustments shall be made by the Committee, whose determination in this respect shall be final, binding and conclusive.

                  (b) The Committee may change the terms of Options outstanding under the Plan, with respect to the exercise price or the number of Shares subject to this Option, or both, when, in the Committee's sole judgment and discretion, such adjustments become appropriate by reason of a Change of Control.

                  (c) Except as expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such shares, or upon conversion of shares or obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to this Option.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock, that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of


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

all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise her or his Option.

         11.      Issuance of Shares.

                  (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any law, regulation, agreement or other applicable restriction, including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) an agreement and undertaking to comply with all
of the terms, restrictions and provisions set forth in any then applicable shareholders' agreement relating to the Shares, including without limitation any restrictions on transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements, and (B) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

         12. Redemption of Shares by the Corporation.

                  (a) Right to Redeem. Subject to any restrictions under applicable corporate or other laws, and notwithstanding any other provisions to the contrary, and in addition to the rights of the Company contained in Section 5 hereof, the Company shall have the right to redeem any Shares issued to the Optionee pursuant to the exercise by such Optionee of the Option granted to him hereunder immediately upon the termination of Optionee's employment or services arising from: (i) a Disability; (ii) the death of the Optionee; (iii) the voluntary termination of employment or services of the Optionee; or (iv) the termination of employment or services of the Optionee for Cause (each an "Event of Redemption").



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

                  (b)      Redemption Price.

                           (i) Subject to clause (ii) below, the purchase price
(the "Redemption Price"), to be paid by the Company to the Optionee at the Redemption Closing (as defined below) for the Shares of the Optionee upon the occurrence of an Event of Redemption pursuant Section 12(a)(i)-(iii), shall be the Fair Market Value of the Shares on the date of the Event of Redemption as determined in accordance with Section 2(n) of the Plan.

                           (ii) In the event that the Corporation's right to
redeem pursuant to Section 12(a) above occurs as a result of the termination of employment or services of the Optionee for Cause, as set forth in Section 12(a)(iv) hereof, the Optionee shall not be entitled to receive any compensation for his Shares, and the Optionee shall immediately surrender the Shares to the Company without payment of any further compensation for the Shares.

                  (c) Redemption Closing. The closing (the "Redemption Closing") shall take place no later than thirty (30) days after the date of the occurrence of the Redemption Event. At the Redemption Closing: (i) the Optionee shall deliver to the Company the share certificate or certificates evidencing the ownership of the Shares together with duly executed stock powers endorsed in blank and such other documents as the Company shall require; and (ii) the Company shall pay to the Optionee the Redemption Price (if any) by wire transfer, certified check or, in the Company's sole discretion, by delivery of a promissory note to the Optionee in the principal amount of the Redemption Price and payable on such terms as the Company may deem appropriate.

         13. Withholding. In the event the Company determines that it is required to withhold Federal, state, or local taxes in connection with the purchase or disposition of Shares, the Optionee or any person succeeding to the rights of the Optionee, as a condition to such exercise or disposition, may be required to make arrangements satisfactory to the Company to enable it to satisfy no more than the statutory minimum of such withholding requirements.

         14.      Miscellaneous.

                  (a) If any provision of this Agreement should be held invalid for the granting of Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Agreement shall be construed and enforced as if such provision had never been included in this Agreement.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida.

                  (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

                  (e) Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain in the employ or



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

service of the Company or any Affiliate, or to affect the right of the Company or any Affiliate to terminate such individual's employment or service at any time with or without cause. The grant of an Option shall not entitle the Optionee to, or disqualify the Optionee from, participation in the grant of any other Option under the Plan or participation in any other benefit plan maintained by the Company or any Affiliate.

                  (f) This Agreement shall be binding upon the Company's successors and assigns and shall inure to the benefit of any representative, executor, administrator, heir or legatee of the Optionee.

         15. Acknowledgment. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                               TAKE TO AUCTION.COM, INC.



                                               By:_____________________________

                                                  -------------, -------------



Accepted and Agreed to on the
date first above written.

OPTIONEE


-------------------------------
-------------

                                    Exhibit 1



                            TAKE TO AUCTION.COM, INC.

                             1999 STOCK OPTION PLAN

                        Election to Exercise Stock Option
                        ---------------------------------



To:

From:

Date:


         Pursuant to the provisions of my Option Agreement (the "Agreement") issued under the Take To Auction.Com, Inc. 1999 Stock Option Plan (the "Plan") with the grant date of _______________ [insert Grant Date], I hereby elect to exercise on the exercise date indicated below the option evidenced by that Agreement (the "Option") with respect to ___________ [insert number] Shares of Take To Auction.Com, Inc. (the "Option Shares"). I agree to purchase the Option Shares at the price and terms established under the Agreement and the Plan. I am attaching $_____________ (__________ U.S. Dollars) as payment in full of the exercise price of the Option Shares in the form of cash, bank check, certified check or personal check (with the consent of the Committee) [circle one].

         I hereby represent that I am acquiring the Option Shares for my own account for investment and that I have no present intention of distributing or otherwise disposing of any such shares in violation of the Securities Act of 1933, as amended (the "Securities Act"). I understand that no delivery of the Option Shares will be made to me until the Committee has determined that such delivery complies with applicable federal and state securities laws.

         I also recognize that such shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act or any applicable state securities laws, that the certificate will contain a legend restricting their transfer, that the transfer agent for Take To Auction.Com, Inc. (the "Company") will be instructed not to effectuate a transfer without written authorization from the Company and that the Option Shares may not be transferred or sold unless they are subsequently registered or an exemption from such registration is available. I understand that the Company is under no obligation to register the Option Shares.

         I am aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Option Shares. I acknowledge that I have received from the Company a copy of the Plan and a copy of the Agreement. I have substantial knowledge and experience in financial and business matters so that I am capable of evaluating the merits and risks of acquiring the Option Shares and have the capacity to protect my own interests.

         [I am an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.]

         I further understand that pursuant to the Agreement the Option Shares are subject to additional restrictions regarding transfer and resale and Company repurchase rights.

         I hereby warrant that I am entitled under the Agreement and the Plan to purchase the Option Shares which I have agreed to purchase herein.

         I further understand that the Company may refrain from delivering or transferring the Option Shares until the Committee has determined that I have made payment in full of the Purchase Price for all Option Shares designated in this document (e.g., my check has cleared, if payment is made by personal check) and I have tendered to the Company (or, if applicable, an affiliate of the Company) cash or other consideration acceptable to the Committee which is sufficient to pay any federal, state or local taxes that the Committee determines the Company (or, if applicable, an affiliate of the Company) is required to withhold as a result of my exercise of the Option and that the Company (or, if applicable, an affiliate of the Company) has the right to deduct from cash payments otherwise due to me any such tax.



____________________________________
(signature)


Exercise Date:______________________



                                   SCHEDULE 1


Optionee                  Position                         Options           Exercise Price           Grant Date

Albert Friedman           CEO/Pres                            75,000               0.41               08/26/1999

Mitchell Morgan           CFO                                145,408               0.41               08/26/1999

Mitchell Morgan           CFO                                 29,592              11.00               01/31/2000

Jonathan Geller           CTO                                162,857               0.41               10/01/1999

Jonathan Geller           CTO                                 12,143              11.00               01/31/2000

Ilia Lekach               Chairman                           270,000              11.00               01/31/2000

Horacio Groisman          Vice-Chairman                       45,000               0.41               08/26/1999

Reinaldo Romeu            Controller                          30,000               7.00               01/18/2000

Kevin Caricato            MIS                                 15,000               8.00               01/04/2000

Mark Kiessung             MIS                                 10,000              11.00               01/25/2000

Jason Kline               MIS                                 10,000              11.00               01/25/2000

Nicolae Paraschiv         MIS                                 10,000              11.00               01/25/2000

                                                      ------------------

                                                             815,000
                                                      ==================



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